EXHIBIT 10.1

                    AGREEMENT FOR PURCHASE AND SALE OF ASSETS

     THIS AGREEMENT IS MADE this 20th day of October 2012, by and between SPICY GOURMET MANUFACTURING INC., a Delaware corporation with its principal office at 7910 Ivanhoe Ave #414, La Jolla, CA 92037(hereinafter referred to as
"Purchaser"), and JAMES M. PALLADINO, with his principal address at 1490 Goodwood Terrace, Wellington, FL 33414(hereinafter referred to as "Seller"); and

                                   WITNESSETH:

     WHEREAS, the parties desire that Purchaser shall acquire certain Assets of the Seller more particularly described and set forth in Exhibit "A" annexed hereto (hereinafter referred to collectively as the "Assets";

     NOW, THEREFORE, in order to consummate the Agreement herein set forth and in consideration of the mutual benefits to be derived therefrom and of the mutual agreements hereinafter contained, the parties hereto do represent, warrant, covenant and agree as follows:

     1. PURCHASE OF ASSETS. The Seller agrees to sell and the Purchaser agrees to purchase from Seller all right, title and interest in and to certain assets of the Seller related to Seller's business activities and operations, which Assets are more particularly described and set forth in Exhibit "A" annexed hereto.

     2. PURCHASE PRICE AND TERMS. The Purchase Price for the Assets shall be $150,000.00, payable through the issuance at closing of a one-year Promissory Note, a copy of which is annexed as Exhibit "B" hereto and made a part of this Agreement.

     3. DELIVERY OF THE ASSETS AT CLOSING. At the time of the closing of this transaction, the Seller shall deliver physical possession or a bill of sale of the Assets to Purchaser at Seller's principal office as set forth hereinabove.

     4. REPRESENTATIONS OF SELLER. The Seller represents and warrants to the Purchaser as follows:

          4.1. That it is the owner of the Assets and holds the Assets free and clear of all liens and encumbrances, and that title to the Assets has not been assigned, pledged, or otherwise hypothecated.
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          4.2. The Seller is not a party to any pending or threatened litigation that might adversely affect the marketability or title of the Assets;

          4.3. No representation by the Seller made in this Agreement and no statement made in any certificate furnished in connection with this transaction contains or will contain any knowingly untrue statement of a material fact or omits or will omit to state any material fact necessary to make such statement, representation or warranty not misleading to a prospective purchaser of the Assets purchased herein;

     5. UNDERTAKINGS BY SELLER.

          5.1. Seller shall not cause, suffer or permit the Assets, subsequent to the date hereof and prior to the delivery of the Assets as contemplated hereunder, to become subject to any further mortgage, pledge, lien or encumbrance;

          5.2. Seller shall indemnify and hold harmless the Purchaser, at all times after the date of this Agreement, against and in respect of any and all claims which may be made against the Assets arising out of transactions entered into, or any state of facts existing, on or prior to the Closing;

     6. REPRESENTATIONS OF PURCHASER. Purchaser represents and warrants to the Seller as follows:

          6.1. That Purchaser has been duly organized pursuant to the laws of the State of Delaware and that it's Certificate of Incorporation has not been revoked or canceled nor has the Corporation been dissolved;

          6.2. There are no lawsuits pending against Purchaser or its Officers or Directors, nor are there any such lawsuits threatened or anticipated, nor are there any judgments, warrants, or levies outstanding against Purchaser, or its property, nor are there any tax examinations or proceedings pending relating to taxes or other assessments against Purchaser, nor has Purchaser at any time taken any insolvency or bankruptcy actions;

          6.3. That all of the chattels, trade fixtures, motor vehicles, and equipment owned or utilized by Purchaser are free and clear of all liens and encumbrances, except for such liens or security agreements as are set forth an Exhibit hereto;

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          6.4. The Balance  Sheet of Purchaser as of September  30, 2012, a copy of which has been provided to Seller, has been prepared in accordance with generally accepted accounting principles consistently applied and accurately and fairly presents the financial condition and liabilities of Purchaser as of such date;

          6.5. Purchaser is duly qualified and entitled to own or lease its respective properties and to carry on its business all as and in the places where such properties are now owned or such businesses are conducted;

          6.6. Purchaser has good marketable title to all of the property and assets (including title in fee simple to all real property) included in the Balance Sheet of Purchaser annexed hereto, except, however, property and assets in non-material amounts sold in the ordinary course of business since the date of such Balance Sheet, and that all of the properties and assets are free of all liens, encumbrances, or claims except as set forth in the Balance Sheet;

          6.7. Purchaser is not party to any pending or threatened litigation which might adversely affect the financial condition, business operations, or properties of Purchaser, nor to the knowledge of Purchaser is there any threatened or pending governmental or regulatory investigation, inquiry, or proceeding involving Purchaser except as disclosed herein, and that it is and will be at the time of closing a non-reporting public company pursuant to the Securities Act of 1933, as amended;

          6.8. No representation by Purchaser or by its Officers made in this Agreement and no statement made in any certificate furnished in connection with this transaction contains or will contain any knowingly untrue statement of a material fact or omits or will omit to state any material fact necessary to make such statement, representation or warranty not misleading to a prospective purchaser of the stock of Purchaser who is seeking full information as to Purchaser and its business affairs.

          6.9. Purchaser at the time of the Closing will have an authorized capitalization consisting of 100,000,000 shares of Common Stock ($.0001 par value) of which not more than 11,180,000 shares of Common and no shares of Preferred are now and on the date of Closing will be outstanding, fully paid and non-assessable; it does not have authorized, issued, or outstanding any other shares of stock of any class or any subscription or other rights to the issuance or receipt of shares of its capital stock; and all voting rights are vested exclusively in such capital stock.

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          6.10.   Purchaser  at  the  time  of  Closing  will  have  issued  and outstanding a total of 5,000,000 Common Stock Purchase Warrants exercisable at $.25 per Share. The Certificate of Designation of such Warrants, and amendments thereto, is attached as Exhibit "C" hereto.

     7. CONDITIONS PRECEDENT TO CLOSING. All obligations of Purchaser under this Agreement are subject to the fulfillment, on or prior to the Closing, of each of the following conditions:

          7.1. That the representations of the Seller shall be true at and as of the Closing date as though such representations were made at and as of such time;

          7.2. That no claim or liability shall have been asserted against any of the Assets, nor have they suffered any loss on account of fire, flood, accident or other calamity of such a character as to materially adversely affect their condition, regardless of whether or not such loss shall have been insured, and that the Assets shall be freely transferrable to the Purchaser on the Closing date.

     8. CONDITIONS SUBSEQUENT TO CLOSING. All obligations of the parties under this Agreement are subject to the fulfillment, subsequent to the Closing, of each of the following conditions:

          8.1. In further consideration of this Agreement, Purchaser agrees to appoint to the Purchaser's Board of Directors one (1) Member nominated by Seller, and to place such Director on the Purchaser's official ballot for reelection at the next meeting of Shareholders of the Purchaser.

     9. APPROVALS AND RATIFICATIONS. All transactions contemplated by this Agreement shall be subject to the approval and ratification of the Boards of Directors and Shareholders of the Seller and of the Purchaser, and which approvals and ratifications shall be obtained not less than forty-eight hours prior to the Closing.

     10. CLOSING DATE. The closing under this Agreement shall take place at the offices of the Purchaser on or before October 12, 2012.

     11. NOTICES. All notices under this Agreement shall be in writing and addressed to the parties at the addresses hereinabove set forth, and shall be mailed by certified mail, return receipt requested.

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     12.  SUCCESSORS  AND ASSIGNS.  This  Agreement  shall bind and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns, provided, however, that this Agreement cannot be assigned by any party except by or with the written consent of all parties hereto. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation other than the parties hereto and their respective legal representatives, successors and assigns any rights or benefits under or by reason of this Agreement.

     13. LAW GOVERNING. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

     14. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                   SIGNATURES

     IN WITNESS WHEREOF, the parties hereto have respectively executed this Agreement as of the day and year first written above.

PURCHASER:

SPICY GOURMET MANUFACTURING, INC.


By:/s/ Daniel Masters
   ------------------------------
   DANIEL MASTERS

SELLER:


By: /s/ James Palladino
   ------------------------------
    JAMES PALLADINO

                                   Exhibit "A"

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